Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:    Martha Fleming, Steve Brolly
Fidelity Southern Corporation (404) 240-1504

FIDELITY SOUTHERN CORPORATION
RECORD EARNINGS OF $25.3 MILLION FOR 2012
REVENUE INCREASES 27.8% FOR 2012
2012 RETURN ON ASSETS REACHES 1.08%

ATLANTA, GA (January 17, 2013) – Fidelity Southern Corporation (“Fidelity” or the “Company”) (NASDAQ:LION), holding company for Fidelity Bank (the “Bank”), reported net income of $25.3 million for the year ended 2012 compared to $11.4 million for the year ended 2011. For the quarter ended December 31, 2012, net income was $5.4 million compared to $8.2 million for the third quarter of 2012 and $3.8 million for the fourth quarter of 2011. After accounting for the preferred dividend, basic and diluted earnings per share for the year ended 2012 were $1.51 and $1.34, respectively, which compared to basic and diluted earnings per share of $0.62 and $0.56, respectively, for the year ended 2011. Basic and diluted earnings per share for the fourth quarter of 2012 were $0.31 and $0.28, respectively, compared to $0.50 and $0.44, respectively, for the third quarter of 2012 and $0.21 and $0.20, respectively, for the fourth quarter of 2011.
Fidelity's Chairman, Jim Miller, said, “2012 was a record year with improvement in many areas. We experienced significant organic and M&A growth, and strong fee income in all lines of business. We also controlled expenses as a result of consolidations and the integration of our acquired banks. The year 2013 offers continued opportunities to grow, operate more efficiently, and improve our credit costs as the economy improves.”

	For the Quarter Ended
(in thousands)	12/31/12	9/30/12	6/30/12	3/31/12	12/31/11
Net income	$5,440	$8,167	$6,404	$5,316	$3,832
Income tax expense	3,088	4,816	3,511	2,894	1,979
Provision for loan losses	5,243	3,477	950	3,750	5,300
Write-down of ORE	1,152	1,452	1,138	947	1,442
Other cost of ORE operations	1,358	1,376	564	789	887
Pre-tax, pre-credit related earnings	16,281	19,288	12,567	13,696	13,440
Less security gains	—	(4)	—	(303)	(237)
Less acquisition gain	—	(4,012)	—	(206)	(1,527)
Less accretion of FDIC indemnification asset	(150)	(285)	(96)	(171)	—
Core operating earnings (1)	$16,131	$14,987	$12,471	$13,016	$11,676

(1) The calculation of core operating earnings is a non-GAAP measure. We show core operating earnings which remove the effect of income taxes, provision for loan losses, cost of operation of ORE, security gains, acquisition gain and indemnification asset accretion because we believe that helps show a view of more normalized net revenues. The measure allows better comparability with prior periods, as well as with peers in the industry who also provide a similar presentation.

Exhibit 99.1

ASSET QUALITY
The majority of loans and other real estate acquired in the FDIC-assisted transactions are covered under 80% loss sharing agreements with the FDIC, which are classified as covered loans. Covered loans have the protection against losses reimbursable by the FDIC whereas non-covered loans do not have that same protection.
The following table provides a comparison of the activity affecting the allowance for loan loss:

($ in millions)	Q4 2012	Q3 2012	Q4 2011	YTD 2012	YTD 2011
Net charge-offs	$3.7	$1.2	$6.7	$10.3	$20.5
Net charge-off ratio	0.81%	0.27%	1.54%	0.60%	1.38%
Provision for loan losses - Non-Covered Loans	$4.6	$2.5	$5.3	$11.9	$20.3
Net impairment provision - Covered Loans	0.6	1.0	—	1.5	—
Total provision expense	$5.2	$3.5	$5.3	$13.4	$20.3

The following table provides a summary of the net provision expense for the quarter ended December 31, 2012:

($ in millions)	Covered Loans	Non-Covered Loans	Total
Provision	$1.6	$4.6	$6.2
Benefit attributable to FDIC	(1.0)	—	(1.0)
Net provision expense	$0.6	$4.6	$5.2

The increase in provision expense for the fourth quarter of 2012 compared to the third quarter of 2012 resulted primarily from provision needed to cover reduced appraisal values on certain collateral dependent loans during the period. During the fourth quarter of 2012, the Bank recorded a net impairment provision of $577,000 to reflect the continued decrease in expected cash flows of covered loans.
Net charge-offs decreased $10.2 million for the year ended 2012 to $10.3 million compared to $20.5 million for the same period of 2011. For the year ended 2012, the ratio of net-charge offs to average loans outstanding was 0.60% compared to 1.38% for the same period of 2011. Non-covered provision expense decreased $8.4 million for the year ended 2012 to $11.9 million compared to $20.3 million for the same period of 2011 primarily as a result of decreased charge-offs.
The allowance for loan losses at December 31, 2012 was $34.0 million, or 2.01% of total loans, compared to an allowance of $31.5 million, or 1.91% of total loans, at September 30, 2012, and $28.0 million, or 1.81% of total loans, at December 31, 2011. The increase is primarily the result of the acquired covered loans.
The following table presents certain credit quality metrics of the Bank’s loan portfolio, inclusive and exclusive of covered loans. Nonperforming assets include nonaccrual loans, net repossessions and other real estate (“ORE”). Classified assets include loans having a risk rating of substandard or worse, both accrual and nonaccrual, net repossessions and other real estate.

Exhibit 99.1

	December 31, 2012		September 30, 2012		December 31, 2011
($ in millions)	Including Covered Loans	Excluding Covered Loans	Including Covered Loans	Excluding Covered Loans	Including Covered Loans	Excluding Covered Loans
Nonperforming loans	$83.7	$57.7	$90.1	$61.9	$66.8	$60.4
Classified loans	114.9	108.9	121.6	113.5	119.6	112.2
Allowance for loan losses as a percentage of total loans	1.92%	2.01%	1.78%	1.91%	1.81%	1.72%
Classified items ratio	44.17%	41.87%	48.31%	45.09%	52.43%	49.45%
Nonperforming assets ratio	6.88%	4.74%	7.62%	5.12%	5.28%	5.96%
ORE, net of reserves, decreased $5.4 million to $39.8 million at December 31, 2012, compared to $45.2 million at September 30, 2012. During the fourth quarter of 2012, $11.1 million of ORE assets were sold while $6.1 million were added to ORE. Excluding covered assets, ORE sales were $4.6 million and additions were $4.2 million for the quarter.
CAPITAL
The following table details the Company's and Bank's capital position at December 31, 2012, September 30, 2012 and December 31, 2011:

	Fidelity Southern Corporation			Fidelity Bank
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	September 30, 2012	December 31, 2011
Total risk-based capital ratio	13.23%	13.41%	13.70%	12.46%	12.62%	12.73%
Tier 1 risk-based capital ratio	11.86%	11.94%	11.85%	10.73%	10.87%	10.93%
Leverage capital ratio	10.18%	9.89%	9.83%	9.22%	9.02%	9.08%
DEPOSITS
Total deposits of $2.1 billion at December 31, 2012 have increased from $1.9 billion as of December 31, 2011, due to the acquisition of Security Exchange Bank in the second quarter of 2012.

	December 31, 2012		September 30, 2012		June 30, 2012		March 31, 2012		December 31, 2011
($ in millions)	$	%	$	%	$	%	$	%	$	%
Core deposits(1)	$1,664.3	80.5	$1,595.4	79.6	$1,634.5	82.2	$1,546.0	82.7	$1,523.1	81.4
Time Deposits > $100,000	346.7	16.8	348.9	17.4	343.6	17.3	313.2	16.8	329.2	17.6
Brokered deposits	56.9	2.7	59.3	3.0	9.2	0.5	9.2	0.5	19.2	1.0
Total deposits	$2,068.0	100.0	$2,003.6	100.0	$1,987.3	100.0	$1,868.4	100.0	$1,871.5	100.0
Quarterly rate on deposits	0.54%		0.55%		0.49%		0.66%		0.76%

(1) Core deposits are transactional, savings, and time deposits under $100,000.
NET INTEREST MARGIN
Net interest margin decreased 9 basis points to 3.63% in the fourth quarter of 2012 compared to 3.72% in the fourth quarter of 2011 and decreased 11 basis points from 3.74% in the third quarter of 2012. Excluding covered loans and the accretion of the loan discount, the net interest margin was 3.56% for the fourth quarter of 2012 compared to 3.62% for the third quarter of 2012. The decrease in net interest margin from the third quarter 2012 was the result of higher yielding assets running off as replacement assets were originated in a lower interest rate environment. Offsetting the lower yields on assets was the high volume of loan originations which resulted in an increase in net interest income for the fourth quarter of 2012 of $1.2 million, or 6.1%, when compared to the fourth quarter of 2011. Net interest income decreased $452,000, or 2.2%, when compared to the third quarter of 2012.

Exhibit 99.1

Net interest margin increased 9 basis points to 3.77% for the year ended December 31, 2012 compared to 3.68% for the same period in 2011. Excluding covered loans and the accretion of the loan discount, the net interest margin was 3.60% for the year ended December 31, 2012 and 3.68% for the same period in 2011. Net interest income for the year ended December 31, 2012 increased $9.6 million, or 13.5%, to $80.5 million compared to $70.9 million for the same period in 2011.
INTEREST INCOME
Total interest income for the fourth quarter of 2012 increased $62,000, or 0.3%, to $24.3 million compared to $24.2 million for the fourth quarter of 2011. Average interest-earning assets for the fourth quarter of 2012 increased $181.2 million, or 8.8%, somewhat offset by a 36 basis point decrease in the yield on average interest-earning assets due primarily to the Bank offering competitive rates on loans. In a linked-quarter comparison, interest income decreased $670,000 as the yield on average interest-earning assets decreased 16 basis points.
For the year ended December 31, 2012 total interest income increased $3.9 million, or 4.1%, to $97.6 million compared to $93.7 million for the same period in 2011. Average interest-earning assets for the year ended December 31, 2012 increased $214.7 million, or 11.1%, and was somewhat offset by a 31 basis point decrease in the yield on average interest-earning assets as mentioned above. The FDIC-assisted acquisitions of Decatur First Bank and Security Exchange Bank, as previously announced, were accretive to the fourth quarter of 2012 interest income on an after-tax basis of $53,000, or a de minimis impact to diluted earnings per share. On a year-to-date basis, the acquisitions were accretive to interest income on an after-tax basis of $1.3 million, or $0.08 to diluted earnings per share.
INTEREST EXPENSE
Interest expense for the fourth quarter of 2012 decreased $1.1 million, or 22.3%, compared to the same period in 2011 due to a 30 basis point decrease in the cost of interest-bearing liabilities somewhat offset by an increase in average interest-bearing liabilities of $118.5 million, or 6.8%. The Bank’s shift in deposit mix toward noninterest-bearing accounts, which made up 18.5% of total deposits at December 31, 2012 compared to 14.4% at December 31, 2011, contributed to the reduction in the cost of funds. On a linked-quarter basis, interest expense decreased $219,000, or 5.1%.
For the year ended December 31, 2012 interest expense decreased $5.7 million, or 24.9%, to $17.1 million compared to $22.8 million for the same period in 2011. The decrease in interest expense was attributable to a 43 basis point decrease in the cost of interest-bearing liabilities somewhat offset by an increase in average interest-bearing liabilities of $148.0 million, or 8.9%.
NONINTEREST INCOME
On a year over year basis, noninterest income increased $10.5 million, or 67.0%, to $26.2 million for the quarter ended December 31, 2012, compared to $15.7 million in the fourth quarter of 2011. The increase in noninterest income was the result of a $10.6 million, or 132.2%, increase in mortgage banking activities over the respective periods. Income from mortgage banking activities increased due to a 143.6% increase in the December 31, 2012 pipeline to over $514 million compared to the same period a year ago. Total funded loan volume for the quarter of $768.4 million represented a 71.5% increase over the year ago quarter. Mortgage banking revenues for the fourth quarter 2012 were positively impacted due to recoveries of impaired servicing rights of $700,000, a net increase of $2.8 million compared to the third quarter of 2012.
For the year ended December 31, 2012 noninterest income increased $36.5 million, or 71.0%, to $88.0 million compared to $51.4 million for same period in 2011. The increase is largely attributable to the increase in mortgage banking activities as discussed above. SBA loans decreased $3.5 million from 2011 to 2012 as result of a decrease in the gains on sale of SBA loans and servicing rights. Offsetting the decrease in SBA is

Exhibit 99.1

the $4 million gain on acquisition for Security Exchange Bank, which was recorded in the third quarter of 2012.
The FDIC indemnification asset is originally recorded based on a discounted amount expected to be received from the FDIC for their share of losses on covered loans. The original difference between the full amount and the discounted amount is expected to be recorded in noninterest income over the life of the contract with the FDIC. For the year ended 2012, indemnification income was $702,000. There was no indemnification income for the same period in 2011.
NONINTEREST EXPENSE
Noninterest expense for the fourth quarter of 2012 increased $9.0 million, or 38.1%, to $32.7 million compared to $23.6 million for the same period in 2011. The increase was driven by a $7.5 million increase in salaries and employee benefits expense due to higher commission expense related to the increased mortgage banking volume, expansion of our mortgage banking footprint, as well as increased number of employees due to organic growth and acquisitions. On a linked-quarter basis, noninterest expense increased $1.3 million, or 4.2%. The increase was primarily due to a $2.3 million increase in salaries and employee benefits.
For the year ended December 31, 2012 noninterest expense increased $30.0 million, or 35.1%, to $115.4 million compared to $85.4 million for the same period in 2011. The increase is largely attributable to an increase of $22.1 million in salaries and employee benefits, professional services related to acquisition and internet services of $2.6 million and other expenses of $2.7 million.
ABOUT FIDELITY SOUTHERN CORPORATION
Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides banking services and credit-related insurance products through 30 branches in Atlanta, Georgia, a branch in Jacksonville, Florida, and an insurance office in Atlanta, Georgia. SBA, indirect automobile, and mortgage loans are provided through employees located in eleven Southern states. For additional information about Fidelity's products and services, please visit the website at www.FidelitySouthern.com.
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” from Fidelity Southern Corporation’s 2011 Annual Report filed on Form 10-K with the Securities and Exchange Commission.
-end-

Exhibit 99.1

FIDELITY SOUTHERN CORPORATION
FINANCIAL HIGHLIGHTS
(UNAUDITED)

	Three Months Ended
($ in thousands, except per share and stock performance data)	December 31,	September 30,	June 30,	March 31,	December 31,	Year Ended December 31,
	2012	2012	2012	2012	2011	2012	2011
RESULTS OF OPERATIONS
Net Interest Income	$20,239	$20,690	$19,900	$19,655	$19,079	$80,484	$70,851
Provision for Loan Losses	5,243	3,477	950	3,750	5,300	13,420	20,325
Non-Interest Income	26,186	27,094	17,034	17,655	15,681	87,969	51,439
Non-Interest Expense	32,654	31,324	26,069	25,350	23,649	115,397	85,422
Income Tax Expense	3,088	4,816	3,511	2,894	1,979	14,309	5,145
Net Income	5,440	8,167	6,404	5,316	3,832	25,327	11,398
Preferred Stock Dividends	(823)	(823)	(823)	(823)	(824)	(3,292)	(3,293)
Net Income Available to Common Shareholders	4,617	7,344	5,581	4,493	3,008	22,035	8,105

PERFORMANCE
Earnings Per Share - Basic (1)	$0.31	$0.50	$0.38	$0.31	$0.21	$1.51	$0.62
Earnings Per Share - Diluted (1)	$0.28	$0.44	$0.34	$0.28	$0.20	$1.34	$0.56
Return on Average Assets	0.88%	1.33%	1.14%	0.96%	0.69%	1.08%	0.55%
Return on Average Equity	11.36%	17.93%	14.84%	12.67%	9.34%	14.19%	7.43%

NET INTEREST MARGIN
Interest Earning Assets	4.35%	4.51%	4.66%	4.76%	4.71%	4.56%	4.87%
Cost of Funds	0.86%	0.90%	0.96%	1.06%	1.17%	0.94%	1.37%
Net Interest Spread	3.49%	3.61%	3.70%	3.70%	3.54%	3.62%	3.50%
Net Interest Margin	3.63%	3.74%	3.86%	3.86%	3.72%	3.77%	3.68%

CAPITAL
Cash Dividends Per Share	$—	$—	$—	$—	$0.01	$—	$0.02
Dividend Payout Ratio	—%	—%	—%	—%	4.61%	—%	3.22%
Tier 1 Risk-Based Capital	11.86%	11.94%	11.68%	11.91%	11.85%	11.86%	11.85%
Total Risk-Based Capital	13.23%	13.41%	13.29%	13.66%	13.70%	13.23%	13.70%
Leverage Ratio	10.18%	9.89%	10.19%	10.04%	9.83%	10.18%	9.83%

AVERAGE BALANCE SHEET
Loans, Net of Unearned	$2,044,975	$2,013,423	$1,880,933	$1,785,382	$1,729,512	$1,931,714	$1,611,825
Investment Securities	174,810	188,028	198,754	239,656	273,913	200,208	228,822
Earning Assets	2,230,918	2,211,353	2,088,221	2,060,788	2,049,763	2,148,428	1,933,771
Total Assets	2,454,244	2,442,366	2,265,875	2,215,944	2,194,861	2,345,176	2,063,169
Deposits	1,653,026	1,626,290	1,559,516	1,577,682	1,576,760	1,604,323	1,499,451
Borrowings	211,385	256,616	168,000	168,639	169,145	207,035	163,879
Shareholders' Equity	190,426	181,211	173,520	168,751	162,727	178,517	153,312

STOCK PERFORMANCE
Market Price:
Closing (1)	$9.55	$9.37	$8.41	$6.46	$5.73	$9.55	$5.73
High Close (1)	$10.33	$9.84	$8.85	$6.70	$6.55	$10.33	$8.85
Low Close (1)	$8.56	$8.12	$6.38	$5.56	$5.42	$5.56	$5.75
Daily Average Trading Volume	16,418	20,882	42,547	8,098	4,812	21,683	6,796
Book Value Per Common Share (1)	$9.85	$9.60	$9.07	$8.63	$8.59	$9.85	$8.59
Price to Book Value	0.97	0.98	0.93	0.75	0.67	0.97	0.67
Tangible Book Value Per Common Share (1)	9.68	9.42	8.90	8.62	8.43	9.68	8.43
Price to Tangible Book Value	0.99	0.99	0.94	0.75	0.68	0.99	0.68

(1) Adjusted for stock dividends and retroactive application on shares outstanding.

Exhibit 99.1

FIDELITY SOUTHERN CORPORATION
FINANCIAL HIGHLIGHTS continued
(UNAUDITED)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	Year Ended December 31,
($ in thousands)	2012	2012	2012	2012	2011	2012	2011
ASSET QUALITY
Total Non-Performing Loans	$83,681	$90,145	$90,908	$74,816	$66,801	$83,681	$66,801
Total Non-Performing Assets	125,062	136,439	134,627	101,221	98,634	125,062	98,634
Loans 90 Days Past Due and Still Accruing	—	—	111	290	116	—	116
Including Covered Loans:
Non-Performing Loans as a % of Loans	4.71%	5.17%	5.20%	4.50%	4.11%	4.71%	4.11%
Non-Performing assets as a % of Loans Plus ORE	6.88%	7.62%	7.52%	6.01%	5.96%	6.88%	5.96%
ALL to Non-Performing Loans	40.61%	34.49%	29.96%	39.29%	41.85%	40.61%	41.85%
Net Charge-Offs During the Period to Average Loans	0.81%	0.27%	0.70%	0.58%	1.54%	0.60%	1.38%
ALL as a % of Loans, at End of Period	1.92%	1.78%	1.55%	1.76%	1.72%	1.92%	1.72%
Excluding Covered Loans:
Non-Performing Loans as a % of Loans	3.75%	3.75%	3.81%	3.97%	3.91%	3.75%	3.91%
Non-Performing assets as a % of Loans Plus ORE	4.74%	5.12%	5.29%	5.12%	5.28%	4.74%	5.28%
ALL to Non-Performing Loans	50.89%	50.89%	43.70%	46.57%	46.19%	50.89%	46.19%
Net Charge-Offs During the Period to Average Loans	0.44%	0.22%	0.74%	0.59%	1.76%	0.51%	1.45%
ALL as a % of Loans, at End of Period	2.01%	1.91%	1.65%	1.84%	1.81%	2.01%	1.81%

OTHER INFORMATION
Non-Interest Income to Revenues	56.40%	56.70%	46.12%	47.32%	45.11%	52.22%	42.06%
End of Period Shares Outstanding (1)	14,780,175	14,626.323	14,557.157	14,505.212	14,068,747	14,780,175	14,068,747
Weighted Average Shares Outstanding - Basic (1)	14,711,899	14,579,100	14,530,415	14,407,568	14,011,146	14,557,728	13,042,429
Weighted Average Shares Outstanding - Diluted (1)	16,686,123	16,510,647	16,309.298	15,870.668	15,397,538	16,412,877	14,587,300
Full-Time Equivalent Employees	774.2	752.6	701.9	656.5	626.4	774.2	626.4

(1) Adjusted for stock dividends and retroactive application on shares outstanding.

Exhibit 99.1

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	Year Ended December 31,
($ in thousands, except per share data)	2012	2012	2012	2012	2011	2012	2011
INTEREST INCOME
Loans, including fees	$23,121	$23,724	$22,902	$22,738	$22,396	$92,485	$86,698
Investment securities	1,141	1,208	1,189	1,506	1,783	5,044	6,777
Federal funds sold and bank deposits	5	6	4	18	26	33	225
Total interest income	24,267	24,938	24,095	24,262	24,205	97,562	93,700
INTEREST EXPENSE
Deposits	2,722	2,686	2,658	3,007	3,519	11,073	16,309
Short-term borrowings	425	454	253	174	173	1,306	685
Subordinated debt	881	1,090	1,132	1,139	1,129	4,242	4,494
Other long-term debt	—	18	152	287	305	457	1,361
Total interest expense	4,028	4,248	4,195	4,607	5,126	17,078	22,849
Net interest income	20,239	20,690	19,900	19,655	19,079	80,484	70,851
Provision for loan losses	5,243	3,477	950	3,750	5,300	13,420	20,325
Net interest income after provision for loan losses	14,996	17,213	18,950	15,905	13,779	67,064	50,526
NONINTEREST INCOME
Service charges on deposit accounts	1,122	1,259	1,180	1,133	1,148	4,694	4,143
Other fees and charges	883	841	852	784	684	3,360	2,613
Mortgage banking activities	18,653	14,755	10,840	12,084	8,034	56,332	24,663
Indirect lending activities	1,477	2,164	1,610	1,163	1,581	6,414	5,891
SBA lending activities	715	2,107	1,269	853	1,871	4,944	8,463
Bank owned life insurance	323	330	332	322	99	1,307	1,315
Securities gains	—	4	—	303	237	307	1,078
Other	3,013	5,634	951	1,013	2,027	10,611	3,273
Total noninterest income	26,186	27,094	17,034	17,655	15,681	87,969	51,439
NONINTEREST EXPENSE
Salaries and employee benefits	20,886	18,589	15,325	14,849	13,410	69,649	47,525
Furniture and equipment	1,046	1,032	994	977	795	4,049	3,075
Net occupancy	1,354	1,360	1,280	1,210	1,115	5,204	4,504
Communication	647	739	641	619	522	2,646	2,158
Professional and other services	2,043	1,992	2,081	2,141	1,571	8,257	5,690
Cost of operation of other real estate	2,510	2,828	1,702	1,737	2,329	8,777	7,896
FDIC insurance premiums	493	479	474	471	445	1,917	2,581
Other	3,675	4,305	3,572	3,346	3,462	14,898	11,993
Total noninterest expense	32,654	31,324	26,069	25,350	23,649	115,397	85,422
Income before income tax expense	8,528	12,983	9,915	8,210	5,811	39,636	16,543
Income tax expense	3,088	4,816	3,511	2,894	1,979	14,309	5,145
NET INCOME	5,440	8,167	6,404	5,316	3,832	25,327	11,398
Preferred stock dividends and discount accretion	(823)	(823)	(823)	(823)	(824)	(3,292)	(3,293)
Net income available to common equity	$4,617	$7,344	$5,581	$4,493	$3,008	$22,035	$8,105

EARNINGS PER SHARE: (1)
Basic earnings per share	$0.31	$0.50	$0.38	$0.31	$0.21	$1.51	$0.62
Diluted earnings per share	$0.28	$0.44	$0.34	$0.28	$0.20	$1.34	$0.56
Weighted average common shares outstanding-basic	14,711,899	14,579,100	14,530,415	14,407,568	14,011,146	14,557,728	13,042,429
Weighted average common shares outstanding-diluted	16,686,123	16,510,647	16,309,298	15,870,668	15,397,538	16,412,877	14,587,300

(1) Adjusted for stock dividends and retroactive application on shares outstanding

Exhibit 99.1

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

($ in thousands, except share data)	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$49,020	$47,366	$38,333	$38,604	$57,284
Investment securities available-for-sale	154,367	165,598	193,251	183,611	261,419
Investment securities held-to-maturity	6,162	6,842	7,471	8,185	8,876
Investment in FHLB stock	7,330	9,760	8,185	7,623	7,582
Loans held-for-sale	304,094	259,659	214,335	175,736	133,849
Loans	1,777,031	1,745,185	1,746,204	1,657,972	1,623,871
Allowance for loan losses	(33,982)	(31,476)	(27,205)	(29,282)	(27,956)
Loans, net of allowance for loan losses	1,743,049	1,713,709	1,718,999	1,628,690	1,595,915
FDIC indemnification asset	20,074	38,225	44,667	13,266	12,279
Premises and equipment, net	37,669	36,519	35,949	30,352	28,909
Other real estate, net	39,756	45,175	42,727	25,729	30,526
Accrued interest receivable	7,995	8,384	8,432	8,238	9,015
Bank owned life insurance	32,693	32,397	32,091	31,786	31,490
Deferred tax asset, net	19,442	16,520	18,299	16,398	16,224
Other assets	55,640	62,640	53,016	47,008	41,427
Total Assets	$2,477,291	$2,442,794	$2,415,755	$2,215,226	$2,234,795

LIABILITIES
Deposits:
Noninterest-bearing demand deposits	$381,846	$354,029	$345,063	$290,625	$269,590
Interest-bearing deposits:
Demand and money market	638,582	604,124	618,269	557,652	526,962
Savings	329,223	310,835	338,983	377,692	389,246
Time deposits, $100,000 and over	346,743	348,871	343,570	313,209	329,164
Other time deposits	314,675	326,471	332,185	319,995	337,350
Brokered deposits	56,942	59,303	9,204	9,204	19,204
Total deposits	2,068,011	2,003,633	1,987,274	1,868,377	1,871,516
Short-term borrowings	88,500	99,500	82,500	42,500	34,500
Federal funds purchased	37,160	50,889	48,718	13,555	18,581
Subordinated debt	67,527	67,527	67,527	67,527	67,527
Other long-term debt	—	—	25,000	27,500	52,500
Accrued interest payable	2,093	1,467	2,231	1,667	2,535
Other liabilities	21,112	32,277	23,596	22,178	20,356
Total Liabilities	2,284,403	2,255,293	2,236,846	2,043,304	2,067,515

SHAREHOLDERS' EQUITY
Preferred stock	47,344	47,123	46,902	46,682	46,461
Common stock	82,499	79,855	77,055	74,560	74,219
Accumulated other comprehensive gain, net of tax	3,545	4,242	3,882	3,301	3,710
Retained earnings	59,500	56,281	51,070	47,379	42,890
Total shareholders’ equity	192,888	187,501	178,909	171,922	167,280
Total Liabilities and Shareholders’ Equity	$2,477,291	$2,442,794	$2,415,755	$2,215,226	$2,234,795
Book Value Per Common Share (1)	$9.85	$9.60	$9.07	$8.63	$8.59
Shares of Common Stock Outstanding (1)	14,780,175	14,626,323	14,557,157	14,505,212	14,068,747

(1) Adjusted for stock dividends and retroactive application on shares outstanding

Exhibit 99.1

FIDELITY SOUTHERN CORPORATION
LOANS, BY CATEGORY
(UNAUDITED)

	December 31,	September 30,	June 30,	March 31,	December 31,
($ in thousands)	2012	2012	2012	2012	2011
Commercial, Financial and Agricultural	$119,993	$102,494	$101,182	$105,920	$106,552
Tax-Exempt Commercial	4,698	4,787	4,816	4,874	4,944
Real Estate Mortgage - Commercial	468,477	507,408	491,894	393,399	409,932
Total Commercial and SBA Loans	593,168	614,689	597,892	504,193	521,428
Real Estate - Construction	106,170	102,758	109,501	121,830	122,795
Real-Estate - Mortgage	146,818	114,842	112,832	135,039	143,717
Consumer Installment	930,875	912,896	925,978	896,910	835,931
Loans	1,777,031	1,745,185	1,746,203	1,657,972	1,623,871
Loans Held-For-Sale:
Originated Residential Mortgage	253,108	212,714	164,144	130,075	90,907
SBA	20,986	16,945	20,191	15,661	12,942
Indirect Auto	30,000	30,000	30,000	30,000	30,000
Total Loans Held-For-Sale	304,094	259,659	214,335	175,736	133,849
Total Loans	$2,081,125	$2,004,844	$1,960,538	$1,833,708	$1,757,720

Non-Covered Loans	$1,699,892	$1,648,678	$1,632,014	$1,584,822	$1,546,391
Covered Loans	77,139	96,507	114,189	73,150	77,480
Loans Held-For-Sale	304,094	259,659	214,335	175,736	133,849
Total Loans	$2,081,125	$2,004,844	$1,960,538	$1,833,708	$1,757,720

DEPOSITS, BY CATEGORY
(UNAUDITED)

	December 31,	September 30,	June 30,	March 31,	December 31,
($ in thousands)	2012	2012	2012	2012	2011
Noninterest-Bearing Demand	$381,846	$354,029	$345,062	$290,625	$269,590
Interest-Bearing Deposits:
Interest-Bearing Demand / Money Market	638,582	604,124	618,269	557,652	526,962
Savings	329,223	310,835	338,984	377,692	389,246
Time Deposits $100,000 and Over	346,743	348,871	343,570	313,209	329,164
Other Time Deposits	314,675	326,471	332,185	319,995	337,350
Brokered Deposits	56,942	59,303	9,204	9,204	19,204
Total Deposits	$2,068,011	$2,003,633	$1,987,274	$1,868,377	$1,871,516

Exhibit 99.1

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	Year Ended December 31,
($ in thousands)	2012	2012	2012	2012	2011	2012	2011
Balance at Beginning of Period	$31,476	$27,205	$29,282	$27,956	$29,381	$27,956	$28,082
Net Charge-Offs (Recoveries):
Commercial, Financial, and Agricultural	421	41	613	15	417	1,090	675
SBA	271	103	84	(3)	694	455	1,329
Real Estate Construction	(78)	(31)	1,607	1,300	3,413	2,798	12,898
Real Estate Mortgage	30	23	228	—	72	281	487
Consumer Installment	3,026	1,085	495	1,112	2,129	5,718	5,062
Total Net Charge-Offs	3,670	1,221	3,027	2,424	6,725	10,342	20,451
Provision for Loan Losses - Non-Covered Loans	4,666	2,500	950	3,750	5,300	11,866	20,325
Net Impairment Provision - Covered Loans	577	977	—	—	—	1,554	—
FDIC Indemnification Asset - Covered Loans	933	2,015	—	—	—	2,948	—
Balance at End of Period	$33,982	$31,476	$27,205	$29,282	$27,956	$33,982	$27,956

Ratio of Net Charge-Offs during the Period to Average Loans Outstanding, Net	0.81%	0.27%	0.70%	0.58%	1.54%	0.60%	1.38%
Allowance for Loan Losses as a Percentage of Loans	1.92%	1.78%	1.55%	1.76%	1.72%	1.92%	1.72%
Allowance for Loan Losses as a Percentage of Loans Excluding Covered Loans	2.01%	1.91%	1.65%	1.84%	1.81%	2.01%	1.81%
NONPERFORMING ASSETS
(UNAUDITED)

	December 31,	September 30,	June 30,	March 31,	December 31,
($ in thousands)	2012	2012	2012	2012	2011
Non-Covered Nonperforming Assets
Nonaccrual Loans	$57,713	$61,854	$62,142	$62,582	$60,413
Repossessions	1,625	1,119	1,103	966	1,423
Other Real Estate	22,429	22,573	24,929	18,841	21,058
Total Non-Covered Nonperforming Assets	$81,767	$85,546	$88,174	$82,389	$82,894
*** Includes SBA Guaranteed Amounts of Approximately	$12,085	$8,742	$8,882	$8,040	$5,216
Non-Covered Loans Past Due 90 Days or More and Still Accruing	$—	$—	$111	$290	$116
Non-Covered Loans 30-89 Days Past Due	$5,028	$7,077	$5,214	$20,024	$18,879
Ratio of Non-Covered Loans Past Due 90 Days or More and Still Accruing to Total Non-Covered Loans	—%	—%	0.01%	0.02%	0.01%
Ratio of Non-Covered Loans 30-89 Days Past Due to Total Non-Covered Loans	0.30%	0.43%	0.32%	1.26%	1.22%
Ratio of Non-Covered Nonperforming Assets to Total Non-Covered Loans, ORE, and Repossessions	4.74%	5.12%	5.29%	5.12%	5.28%
Covered Nonperforming Assets
Nonaccrual Loans	$25,968	$28,291	$28,655	$11,944	$6,272
Other Real Estate	17,327	22,602	17,798	6,888	9,468
Covered Nonperforming Assets	$43,295	$50,893	$46,453	$18,832	15,740
Classified Assets
Classified Loans	$114,857	$121,556	$122,280	$111,894	$119,569
ORE and Other Nonperforming Assets	41,381	46,294	43,830	26,695	31,949
Total Classified Assets	$156,238	$167,850	$166,110	$138,589	$151,518

Exhibit 99.1

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	YEAR TO DATE
	December 31, 2012			December 31, 2011
	Average	Income/	Yield/	Average	Income/	Yield/
($ in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income:
Taxable	$1,926,904	$92,347	4.79%	$1,606,783	$86,497	5.38%
Tax-exempt (1)	4,810	207	4.36%	5,042	308	6.14%
Total loans	1,931,714	92,554	4.79%	1,611,825	86,805	5.38%
Investment securities:
Taxable	181,489	4,255	2.34%	215,719	6,227	2.89%
Tax-exempt (2)	18,719	1,200	6.41%	13,103	829	6.33%
Total investment securities	200,208	5,455	2.73%	228,822	7,056	3.09%
Interest-bearing deposits	15,583	33	0.21%	92,174	225	0.24%
Federal funds sold	923	—	0.06%	950	—	0.06%
Total interest-earning assets	2,148,428	98,042	4.56%	1,933,771	94,086	4.87%
Noninterest-earning:
Cash and due from banks	24,862			23,769
Allowance for loan losses	(28,699)			(28,724)
Premises and equipment, net	33,982			22,253
Other real estate	37,172			24,754
Other assets	129,431			87,346
Total assets	$2,345,176			$2,063,169
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$581,577	$1,610	0.28%	$439,243	$2,334	0.53%
Savings deposits	342,806	1,169	0.34%	407,865	3,183	0.78%
Time deposits	679,940	8,294	1.22%	652,343	10,792	1.65%
Total interest-bearing deposits	1,604,323	11,073	0.69%	1,499,451	16,309	1.09%
Federal funds purchased	29,003	228	0.79%	36	—	1.06%
Securities sold under agreements to repurchase	13,007	28	0.22%	19,335	210	1.09%
Other short-term borrowings	78,769	1,050	1.33%	18,680	475	2.54%
Subordinated debt	67,527	4,242	6.28%	67,527	4,494	6.66%
Long-term debt	18,729	457	2.44%	58,301	1,361	2.33%
Total interest-bearing liabilities	1,811,358	17,078	0.94%	1,663,330	22,849	1.37%
Noninterest-bearing:
Demand deposits	329,150			219,377
Other liabilities	26,151			27,150
Shareholders’ equity	178,517			153,312
Total liabilities and shareholders’ equity	$2,345,176			$2,063,169
Net interest income/spread		$80,964	3.62%		$71,237	3.50%
Net interest margin			3.77%			3.68%

(1) Interest income includes the effect of taxable-equivalent adjustment for 2012 and 2011 of $69,500 and $106,500, respectively.
(2) Interest income includes the effect of taxable-equivalent adjustment for 2012 and 2011 of $410,300 and $280,000, respectively.

Exhibit 99.1

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	QUARTER ENDED
	December 31, 2012			December 31, 2011
	Average	Income/	Yield/	Average	Income/	Yield/
($ in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income:
Taxable	$2,040,253	$23,086	4.50%	$1,724,546	$22,346	5.14%
Tax-exempt (1)	4,722	52	4.45%	4,966	77	6.14%
Total loans	2,044,975	23,138	4.50%	1,729,512	22,423	5.15%
Investment securities:
Taxable	156,489	946	2.42%	256,658	1,600	2.49%
Tax-exempt (2)	18,321	297	6.70%	17,255	277	6.43%
Total investment securities	174,810	1,243	2.85%	273,913	1,877	2.75%
Interest-bearing deposits	10,058	5	0.22%	45,162	26	0.23%
Federal funds sold	1,075	—	0.05%	1,176	—	0.07%
Total interest-earning assets	2,230,918	24,386	4.35%	2,049,763	24,326	4.71%
Noninterest-earning:
Cash and due from banks	29,818			20,330
Allowance for loan losses	(31,519)			(28,582)
Premises and equipment, net	37,030			27,261
Other real estate	44,363			34,417
Other assets	143,634			91,672
Total assets	$2,454,244			$2,194,861
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$605,309	$425	0.28%	$492,980	$481	0.39%
Savings deposits	317,336	353	0.44%	395,654	401	0.40%
Time deposits	730,381	1,944	1.06%	688,126	2,637	1.52%
Total interest-bearing deposits	1,653,026	2,722	0.66%	1,576,760	3,519	0.89%
Federal funds purchased	40,864	77	0.75%	109	—	1.11%
Securities sold under agreements to repurchase	13,809	7	0.22%	18,649	11	0.23%
Other short-term borrowings	89,185	341	1.52%	30,360	162	2.12%
Subordinated debt	67,527	881	5.19%	67,527	1,129	6.64%
Long-term debt	—	—	—%	52,500	305	2.30%
Total interest-bearing liabilities	1,864,411	4,028	0.86%	1,745,905	5,126	1.16%
Noninterest-bearing:
Demand deposits	369,419			257,393
Other liabilities	29,988			28,836
Shareholders’ equity	190,426			162,727
Total liabilities and shareholders’ equity	$2,454,244			$2,194,861
Net interest income/spread		$20,358	3.49%		$19,200	3.55%
Net interest margin			3.63%			3.72%

(1) Interest income includes the effect of taxable-equivalent adjustment for 2012 and 2011 of $17,500 and $26,400, respectively.
(2) Interest income includes the effect of taxable-equivalent adjustment for 2012 and 2011 of $101,700 and $9,200, respectively.